Exhibit 2.2

AMENDMENT

This Amendment (this “Amendment”) is made and entered into as of the 1st day of July, 2011 (the “Effective Date”) by and between KMJ Management, LLC d/b/a Pinnacle Healthcare, LLC, an Arkansas limited liability company (“Pinnacle”) and Arkansas ADK, LLC, a Georgia limited liability company (“Purchaser”).

RECITALS

Purchaser and Pinnacle are parties to that certain Purchase and Sale Agreement dated as of March 14, 2011 (the “Purchase Agreement”); and

Purchaser and Pinnacle desire to amend the Purchase Agreement on the terms hereinafter set forth.

In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration paid by Purchaser to Pinnacle, the receipt and sufficiency of which are hereby acknowledged, Pinnacle and Purchaser agree as follows:

1.                                       Capitalized Terms. Capitalized but undefined terms used in this Amendment shall have the meanings set forth in the Purchase Agreement.

2.                                       Definitions. The following Definitions in Section 1.1 of the Purchase Agreement are hereby deleted in their entirety and the following is inserted in lieu thereof:

“Closing Date” shall mean August 1, 2011 or, if extended pursuant to Section 2.2 hereof, September 1, 2011 or October 1, 2011, as the case may be.

“Purchase Price” shall mean Twenty Million and 00/100 Dollars ($20,000,000.00), subject to adjustment as set forth in Section 2.3(e) hereof.

3.                                       Closing.  Section 2.2 of the Purchase Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.2                               Closing.  If the closing conditions in Section 4 and Section 5 are satisfied, the purchase and sale of the Properties and assignment of the Lease Agreement shall be consummated on the Closing Date by the release and delivery of the documents and funds held in escrow by the Escrow Agent.  Purchaser shall have the right to extend the Closing Date to September 1, 2011 upon (i) written notice to Sellers and (ii) delivery of One Hundred Thousand and 00/100s Dollars ($100,000.00) to Escrow agent, and thereafter to further extend the Closing Date to October 1, 2011 upon (i) written notice to Sellers and (ii) delivery of One Hundred Thousand and 00/100 Dollars ($100,000.00) to Escrow Agent, which amounts shall be held and disbursed as part of the Deposit. Sellers shall have the right to extend the Closing Date as may be required to cure any title defect or environmental issue identified during the Inspection Period to the earlier of (i) the date on which such title defect or environmental issues are cured or (ii) October 1, 2011 upon written notice to Purchaser.

4.                                       Purchase Price.  Section 2.3 of the Purchase Agreement is hereby amended by deleting subsection (c) in its entirety with subsection (c) below inserted in lieu thereof and adding the following subsection (e) at the end thereof:

(c)                                  Seller Note.  The balance of the Purchase Price (subject to adjustment pursuant to Section 3.6 hereof) shall be evidenced by a promissory note from the Purchaser in favor of the Sellers executed and delivered at the Closing (the “Seller Note”).  The Seller Note shall be in substantially the form attached hereto as Exhibit “C”, shall be paid in thirty (30) months following the Closing and shall bear interest at the simple annual fixed rate of seven percent (7%).  Principal payments in the amount of Two Hundred Fifty Thousand and 00/100s Dollars ($250,000.00) each, together with accrued and unpaid interest shall be made quarterly during the term of the Seller Note.  The Seller Note shall be secured by (i) a pledge in favor of the Sellers (in substantially the form attached hereto as Exhibit “D”) of the equity interests of all entities of Purchaser which will hold record title to the Properties, (ii) second priority mortgages on the Real Property (except for the Home Office and Homestead Manor in Stamps, Arkansas “Homestead”), (iii) subordination agreements for all related-party contracts (including related-party leases, management agreements and related-party debt payments) and (iv) the guaranty of AdCare Health Systems, Inc. (the “ADK Guaranty”) in substantially the form attached hereto as Exhibit “E”. Title to the Home Office shall not pass to Purchaser until the Seller Note is paid in full as provided in Section 2.5(c).

(e)                                  Lease Agreement.  Notwithstanding any provision hereof to the contrary, if the Seller is unable to deliver at Closing the Assignment of Lease Agreement and the Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) (as described in Sections 4.1(d) and (f) hereof), (i) the Purchase Price shall be reduced to $19,500,000.00, (ii) the Cash Consideration shall be reduced by $500,000 and (iii) Purchaser shall waive the conditions to Closing set forth in Sections 4.1(d) and (f) hereof.  If at Closing or within twelve (12) months following the Closing, Seller delivers to Purchaser the Assignment of Lease Agreement, together with the SNDA or Seller consents to or otherwise participates in any arrangement satisfactory to Purchaser whereby Purchaser is authorized by the Red Rose landlord and Seller to become the tenant and/or operator of Red Rose, then Purchaser shall pay to Seller the sum of $500,000 in immediately available funds.

5.                                       Closing Documents.  Section 4.1 of the Purchase Agreement is hereby amended by deleting subsection (e) in its entirety and replacing it with subsection (e) below:

(e)                                  Omitted.

6.                                       Ratification. Except to the extent amended hereby, Purchaser and Pinnacle ratify and confirm that all other terms and conditions of the Purchase Agreement remain in full force and effect.

7.                                       Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall be taken to be one and the same Amendment, for the same effect as if all parties hereto had signed the same signature page, and a facsimile copy of an executed counterpart shall constitute the same as delivery of the original of such executed counterpart. Any signature page of this Amendment (whether original or facsimile) may be detached from any counterpart of this Amendment (whether original or facsimile) without impairing the legal effect of any signatures thereof and may be attached to another counterpart of this Amendment (whether original or facsimile) identical in form hereto but having attached to it one or more additional signature pages (whether original or facsimile).

[Signatures on next page]

IN WITNESS WHEREOF, each party has caused this instrument to be executed on the date set forth hereinabove.

PINNACLE:

KMJ MANAGEMENT, LLC
d/b/a PINNACLE HEALTHCARE, LLC
an Arkansas limited liability company

By: Rose Family, LLC, its sole member

By:	/s/ Kimberly Schaap
Kimberly Schaap, Co-Managing Member

By:	/s/ Michele Hathorn
Michele Hathorn, Co-Managing Member

KMJ ENTERPRISES HERITAGE PARK, LLC,
an Arkansas limited liability company

By: Rose Family, LLC, its sole member

By:	/s/ Kimberly Schaap
Kimberly Schaap, Co-Managing Member

By:	/s/ Michele Hathorn
Michele Hathorn, Co-Managing Member

KMJ ENTERPRISES HOMESTEAD, LLC
an Arkansas limited liability company

By: Rose Family, LLC, its sole member

By:	/s/ Kimberly Schaap
Kimberly Schaap, Co-Managing Member

By:	/s/ Michele Hathorn
Michele Hathorn, Co-Managing Member

KMJ ENTERPRISES FORT SMITH RC, LLC
an Arkansas limited liability company

By: Rose Family, LLC, its sole member

By:	/s/ Kimberly Schaap
Kimberly Schaap, Co-Managing Member

By:	/s/ Michele Hathorn
Michele Hathorn, Co-Managing Member

KMJ ENTERPRISES BENTONVILLE MANOR, LLC
an Arkansas limited liability company

By: Rose Family, LLC, its sole member

By:	/s/ Kimberly Schaap
Kimberly Schaap, Co-Managing Member

By:	/s/ Michele Hathorn
Michele Hathorn, Co-Managing Member

KMJ ENTERPRISES CASSVILLE, LLC
an Arkansas limited liability company

By: Rose Family, LLC, its sole member

By:	/s/ Kimberly Schaap
Kimberly Schaap, Co-Managing Member

By:	/s/ Michele Hathorn
Michele Hathorn, Co-Managing Member

PURCHASER:

ARKANSAS ADK, LLC,
a Georgia limited liability company

By:	/s/ Chris Brogdon
Chris Brogdon, Manager